Exhibit 2.2

                         AGREEMENT AND PLAN OF MERGER OF
                        DYNCORP MANAGEMENT RESOURCES INC.
                     WITH AND INTO TEKINSIGHT SERVICES, INC.


     AGREEMENT AND PLAN OF MERGER ("Plan of Merger") dated as of December 27, 2001 by and among DynCorp Management Resources Inc. ( "DMR"), a Virginia corporation having its principal executive office at 11710 Plaza America Drive, Reston, Virginia 20190, Tekinsight.com, Inc. ("TekInsight"), a Delaware corporation having its principal executive office at 18881 Von Karman Avenue, Suite 250, Irvine, California 92612, DynCorp ("DynCorp"), a Delaware corporation having its principal executive office at 11710 Plaza America Drive, Reston, Virginia 20190 and TekInsight Services, Inc. ("DynTek"), a Delaware corporation and a direct wholly owned subsidiary of TekInsight, having its principal executive office at 18881 Von Karman Ave., Suite 250, Irvine, CA 92612.


                                   WITNESSETH

     WHEREAS, the respective Boards of Directors of DMR, DynCorp, DynTek and TekInsight deem the merger of DMR with and into DynTek, under and pursuant to the terms and conditions herein set forth or referred to, desirable and in the best interests of the respective corporations and their respective shareholders, and the respective Boards of Directors of DMR, DynCorp, DynTek and TekInsight have adopted resolutions approving this Plan of Merger and an Agreement and Plan of Reorganization dated of even date herewith, as amended ("Reorganization Agreement");

     WHEREAS, the Plan of Merger has been adopted by the unanimous consent of the shareholders of DMR and DynTek; and

     WHEREAS, the parties hereto intend that the Merger shall qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended ("the Code").

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto do hereby agree as follows:

I.   MERGER

     Subject to the terms and conditions of this Plan of Merger, at the Effective Time (as hereinafter defined), DMR shall be merged with and into DynTek, pursuant to the provisions of, and with the effect provided in the Delaware General Corporation Law and the Code of Virginia (said transaction being hereinafter referred to as the "Merger"). At the Effective Time, the separate existence of DMR shall cease and DynTek, as the surviving entity, shall continue unaffected and unimpaired by the Merger. (DynTek as existing at and after the Effective Time being hereinafter sometimes referred to as the "Surviving Corporation").

II.  CERTIFICATE OF INCORPORATION AND BY-LAWS

     The  Certificate  of  Incorporation  and the  Bylaws  of  DynTek  in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation, in each case until amended in accordance with applicable law.

III. BOARD OF DIRECTORS

     The directors and officers of the Surviving Corporation shall be the officers and directors of DynTek in office immediately prior to the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

IV.  CAPITAL

     At the Effective Time, all of the shares of capital stock of DynTek issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged by virtue of the Merger and shall constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

V.   INITIAL CONVERSION AND EXCHANGE OF COMPANY SHARES

     1. Merger Consideration. At the Effective Time, all of the outstanding common stock of DMR, par value $1.00 per share ("DMR Common Stock"), issued and outstanding immediately prior to the Effective Time (subject to Section 6 of this Article 5), shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof, become and be converted into the Initial Merger Consideration (as defined below) and the right to receive the Additional Merger Consideration (as defined below) and TekInsight shall deliver certificates representing such Initial Merger Consideration to DynCorp. The Initial Merger consideration and the Additional Merger Consideration are collectively referred to herein as the "Merger Consideration."

     2. Initial Merger Consideration. The Initial Merger Consideration shall be a number of shares of Class B common stock of TekInsight, par value $0.0001 per share ("TekInsight Class B Stock"), equal to two-thirds of the number of TekInsight Outstanding Share Equivalents (as defined below) outstanding immediately prior to the Effective Time. The "TekInsight Outstanding Share Equivalents" shall mean all outstanding shares of common stock of TekInsight, plus all shares of common stock of TekInsight that may be issued upon conversion, redemption or exchange of or otherwise with respect to any outstanding shares of preferred stock of TekInsight, BugSolver.Com, Inc. or any other company that was a Subsidiary of TekInsight at the time of issuance of such shares ,plus the following shares underlying those convertible notes issued in connection with the 2001 Bridge Financing: 604,000 shares issued based upon an indebtedness to equity conversion ratio of $1.75 and 411,765 shares issued based upon an indebtedness to equity conversion ratio of $1.70. If the notes are held until maturity, and are converted at a ratio of $1.50 per share, an additional 100,667 shares of Class B common stock shall be issued.

     3. Treasury Stock. At the Effective Time, all shares of DMR Common Stock held in the treasury of DMR shall be cancelled and no cash, stock or other property shall be delivered in exchange therefor.

     4. Stock Transfers. At the Effective Time, the stock transfer books of DMR shall be closed and no transfer of DMR Common Stock shall thereafter be made or recognized. If, after the Effective Time, certificates representing such shares are presented for transfer to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration as provided herein.

     5. Changes in TekInsight Common Stock. In the event that prior to the Effective Time, the outstanding shares of common stock shall of any class or series of TekInsight have been increased, decreased or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split or other like changes in TekInsight's capitalization, then an appropriate and proportionate adjustment shall be made to the Merger Consideration.

     6. Fractional Shares. Notwithstanding any other provision hereof, each holder of shares of DMR Common Stock who would otherwise have been entitled to receive pursuant to this Article 5 a fraction of a share of TekInsight Class B Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash in an amount equal to such fraction of a share of TekInsight Class B Stock multiplied by the market value (as defined below) of TekInsight Class A Stock (as defined below). The "market value" of TekInsight Class B Stock shall be the last reported sale price of the TekInsight Common Stock on the Nasdaq Small Cap Market for the trading day immediately preceding the date on which the Effective Time occurs. No such holder shall be entitled to dividends, voting rights or any other shareholder right in respect of such fractional share.

     7. Lost, Stolen or Destroyed Certificates. In the event any certificate representing DMR Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by TekInsight, the posting by such person of a bond in such amount as TekInsight may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, TekInsight will issue in exchange for such lost, stolen or destroyed certificate the shares of TekInsight Class B Stock constituting the Merger Consideration and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Plan of Merger.

VI.  ADDITIONAL ISSUANCES OF NEWCO PARENT CLASS B STOCK

     1. Dilutive Issuances. Subject to Article VI, Section 9 below, if and whenever on or after the Effective Time, TekInsight issues or sells any shares of its Class A common stock, par value $0.0001 per share ("TekInsight Class A Stock"), pursuant to any Stock Equivalents (as defined below) at a price per share less than the per share Fair Market Value (as defined below) of the TekInsight Class A Stock at the time of issue or sale, then upon such issue or sale (a "Dilutive Issuance"), DynTek shall issue to DynCorp for no additional consideration such number of shares of TekInsight Class B Stock as equal the Additional Merger Consideration (as defined below) with respect to such Dilutive

Issuance. DynTek shall issue such Additional Merger Consideration and deliver the corresponding TekInsight Class B Stock certificate within 90 days after the Dilutive Issuance but in any event prior to the first Trigger Date after such Dilutive Issuance.

     2. Issuance. The issuance of certificates for shares of TekInsight Class B Stock issued under this Article VI will be made without charge to DynCorp for any issuance tax in respect thereof or other cost incurred by TekInsight in connection with such issuance of shares of TekInsight Class B Stock. Each share of TekInsight Class B Stock issued hereunder will be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

     3. Reservation of TekInsight Class B Stock. TekInsight shall at all times reserve and keep available out of its authorized but unissued shares of TekInsight Class B Stock solely for the purpose of issuance hereunder, such number of shares of TekInsight Class B Stock as may be issuable hereunder, subject to Section 9 of this Article VI. TekInsight shall take all such actions as may be necessary to assure that all such shares of TekInsight Class B Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of TekInsight Common Stock may be listed.

     4. Fractional Shares. If the determination of the Additional Merger Consideration has the result that a fractional share of Class B Stock would be issuable, TekInsight will at the time of the issuance of the Additional Merger Consideration, deliver to DynCorp cash in lieu of such fractional share in an amount equal to the Fair Market Value of the TekInsight Class A Stock into which such fractional shares are convertible.

     5. Determination of Consideration Received. If any shares of TekInsight Class A Stock are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by TekInsight. In case any shares of TekInsight Class A Stock are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by TekInsight will be the fair market value of such consideration. If such consideration is in the form a security traded in a market identified in the definition of Fair Market Value below, then the fair market value of such security shall be its Fair Market Value. If such consideration is neither cash nor in the form a security defined in the immediately preceding sentence, then its fair market value shall be determined by agreement between TekInsight and DynCorp or, failing such agreement, by an independent appraiser appointed by agreement of TekInsight and DynCorp.

     6. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of TekInsight's assets to another Person or other transaction which is effected in such a way that holders of TekInsight Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for TekInsight Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, TekInsight will make appropriate provision (in form and substance reasonably satisfactory to DynCorp) with respect to DynCorp's rights and interests to ensure that the provisions of this Article VI will be applicable with respect to shares of stock, securities or assets issued in connection with the Organic Change, or payable as a result of the Organic Change with respect to or in exchange for shares of TekInsight Common Stock, in each case in respect of Stock Equivalents. TekInsight will not effect any such Organic Change, unless prior to the consummation thereof, the successor entity (if other than TekInsight) resulting from such Organic Change or the corporation purchasing such assets in the Organic Change agrees by written instrument (in form and substance reasonably satisfactory to DynCorp) to issue to DynCorp shares of capital stock of the successor entity with respect to Stock Equivalents of the successor entity received in exchange for, as a result of a conversion of, Stock Equivalents that are subject to the provisions hereof, on equivalent terms as herein.

     7. Notices. Immediately upon any Dilutive Issuance, TekInsight will give written notice thereof to DynCorp, setting forth in reasonable detail the terms of the Dilutive Issuance and certifying the calculation of the Additional Merger Consideration to be issued to DynCorp. TekInsight will also give written notice to DynCorp at least 20 days prior to any Trigger Event.

     8. Definitions. All Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Reorganization Agreement. As used in this Article VI, the following terms have meanings set forth below:


     "Additional Merger Consideration" means, with respect to a Dilutive Issuance, such number of shares of TekInsight Class B Stock that equal forty percent (40%) of the quotient obtained by dividing (a) (i) the aggregate of the Fair Market Value per share of the TekInsight Class A Stock issued in the Dilutive Issuance minus (ii) the net consideration received by TekInsight (determined in accordance with Article VI, Section 5) by (b) the Fair Market Value per share of the TekInsight Class A Stock at the time of the Dilutive Issuance.

     "Fair Market Value" of any security means the closing price of such security's sales on the principal domestic securities market (including Nasdaq) on which such security may at the time be listed, or if there has been no such sales on any measuring day, the average of the highest bid and lowest asked prices on such market at the end of the day, or, if on any measuring day such security is not so listed, the average of the hightest bid and lowest asked prices in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of thirty (30) days consisting of the day as of which "Fair Market Value" is being determined and the 29 consecutive business days prior to such day.

     "Person"  means  an  individual,   a  partnership,   a  joint  venture,   a
corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     "Stock Equivalents" means any option, warrant, right or similar security or claim, outstanding at the Effective Time, exercisable into, exchangeable for, or convertible into shares of TekInsight Common Stock or securities that are exercisable into, exchangeable for, or convertible into TekInsight Common Stock, excluding stock options covering not more than 2,000,000 shares of TekInsight Class A Stock granted to employees of TekInsight pursuant to its 1992 Stock Option Plan and excluding any shares of preferred stock of Newco or TekInsight used to calculate the number of TekInsight Outstanding Share Equivalents.

     "Trigger Event" means any of the following: (i) the date on which TekInsight closes its books or takes a record (A) with respect to any dividend or distribution upon TekInsight Common Stock or (B) for determining rights of stockholders to vote with respect to any matter at any annual or special meeting of stockholders of TekInsight or (ii) the date on which any Organic Change, dissolution or liquidation will take place.

     9. Restrictions. Notwithstanding anything hereto to the contrary, (i) no issuance of Additional Merger Consideration shall be made after the fifth anniversary of the Effective Time, (ii) in no event shall the numbers of shares of TekInsight Class B Stock issued as Additional Merger Consideration exceed the number of shares of TekInsight Class B Stock issued as Initial Merger
Consideration, each as adjusted for any reorganization, recapitalization, reclassification, stock dividend, stock split or other like changes in TekInsight's capitalization, and (iii) DynCorp may not assign its right to receive the Additional Merger Consideration (other than by operation of law).


VII. EFFECTIVE TIME OF THE MERGER

     A certificate of merger evidencing the transactions contemplated herein shall be delivered to the Delaware Secretary of State for filing and articles of merger evidencing the transactions contemplated herein shall be delivered to the State Corporation Commission of Virginia, each as provided in the Reorganization Agreement. The Merger shall be effective at the time and on the date specified in such certificate of merger and articles of merger (such date and time being herein referred to as the "Effective Time").

VIII. CONDITIONS PRECEDENT

     The obligations of DMR, DynCorp, Dyntek and TekInsight to effect the Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions to the obligations of such person set forth in Article V of the Reorganization Agreement.

IX.  TERMINATION

     Anything contained in the Plan of Merger to the contrary notwithstanding, and notwithstanding adoption hereof by the shareholders of DMR or DynTek, this Plan of Merger may be terminated and the Merger abandoned as provided in the Reorganization Agreement.

X.   NAME

     At the time of the Merger, the name of the Surviving Corporation shall be changed to DynTek Services, Inc.

XI.  MISCELLANEOUS

     1. This Plan of Merger may be amended or supplemented at any time prior to the Effective Time by mutual agreement of DMR, DynCorp, DynTek and TekInsight. Any such amendment or supplement must be in writing and approved by their respective Boards of Directors and/or by officers authorized thereby.

     2. Any notice or other communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the provisions of the Reorganization Agreement.

     3. The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Plan of Merger.

     4. This Plan of Merger shall be governed by and construed in accordance with the laws of Delaware applicable to the internal affairs of DMR and DynTek.

     5. Merger This Plan of Merger, taken together with the Reorganization Agreement, shall constitute a plan of reorganization within the meaning of
Section 1.368-2(g) of the Treasury Regulations promulgated under the Code.

         [Remainder of this page left intentionally blank.]

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Plan of Merger to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.



                                                          DYNCORP MANAGEMENT
                                                          RESOURCES INC.



                                                By /s/ David L. Reichardt
                                                  ------------------------------
                                                  Name:    David L. Reichardt
                                                  Title:   Senior Vice President



                                                  TEKINSIGHT SERVICES, INC.



                                                By  /s/ Steven J. Ross
                                                  ------------------------------
                                                  Name:    Steven J. Ross
                                                  Title:   CEO




                                                  TEKINSIGHT.COM, INC.



                                                By /s/  Steven J. Ross
                                                  ------------------------------
                                                  Name:    Steven J. Ross
                                                  Title:   CEO




                                                  DYNCORP



                                                By /s/ David L. Reichardt
                                                  ------------------------------
                                                  Name:    David L. Reichardt
                                                  Title:   Senior Vice President